Ex - 10.4

[NORTHEAST SECURITIES, INC. LOGO] OMITTED

August 3, 2005

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

In connection with our possible interest in participating in a financial transaction with SheerVision, Inc. (the "Company"), which may include a possible recapitalization, restructuring, joint venture or sale of some of the Company, or any of its assets, securities or business, the Company will be furnishing us with certain information and materials of a non-public, confidential, or proprietary nature. Such information and materials, in whole or in part, together with analyses, compilations, studies or other documents or materials prepared by us, our agents, our directors, our affiliates, or our employees (collectively, the "Representatives"), which contain or otherwise reflect or are generated from such information and our review of or interest in the Company, is hereinafter referred to as the "Information" provided, however, that "Information" shall not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by us or any Representative, (b) is or becomes available to us on a non-confidential basis from a source other than the Company or Hallmark Capital which is not bound by a duty of confidentiality to you or the Company, (c) is independently developed by us solely from publicly available information, or (d) is disclosed pursuant to an order or requirement of a court, government administrative agency or other governmental body.

In consideration of the Company furnishing us with the Information, we agree that:

1. We shall use best efforts to keep the Information confidential and the Information shall not, without the prior written consent of the Company, be disclosed by us or any Representatives and shall not be used by us or any Representatives other than solely in connection with our evaluating the transactions contemplated above or pursuant to that certain Engagement Letter dated August 2, 2005 between the Company and us (the "Engagement Letter"). In disclosing the Information to Representatives, we agree to disclose the information only to those Representatives who need to know the information exclusively for the purpose of evaluating a possible transaction with the Company, who are informed by us of the strictly confidential nature of the information, and who shall have previously agreed for our and the Company's benefit to be bound by the terms and conditions of this Agreement. In any event, we shall be responsible for any breach of this Agreement by the Representatives.

2. All copies of the Information, except for that portion of the Information that consists of analyses, compilations, studies, or other documents prepared by the Representatives, will be returned to the Company promptly upon request without our or our Representatives retaining any copies thereof. That portion of the Information which consists of analyses, compilations, studies, or other documents prepared by the Representatives will be held by us and kept

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[NORTHEAST SECURITIES, INC. LOGO] OMITTED

      strictly confidential and subject to the terms of this Agreement, or will be destroyed. Such destruction will be confirmed in writing, upon request of the Company.

3. Although we understand that the Company has included or will include in the Information certain data that it believes to be relevant for the purpose of our investigation, the Company is not making any representation or warranty as to its accuracy or completeness.

4. Other than in connection with the performance of our services pursuant to the Engagement Letter, neither we nor any Representatives will make any disclosure of our review of, or interest in, the Company without the Company's prior written consent, and we further agree that no Information regarding the Company will be used by us or any Representatives in any manner which might be construed by the Company to be competitive with or detrimental to its existing or projected business operations.

5. In the event that we or any Representative to whom we transmit any Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, we will provide the Company with prompt notice thereof so that you and the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, we will furnish only that portion of the Information which is legally required.

6. We acknowledge that the injury which would be suffered by the Company in the event of any breach of our or our Representatives' obligations hereunder would be of a nature which could not be fully compensated for solely by a recovery of monetary damages, and accordingly agree that in the event of any breach or threatened breach of any of our obligations hereunder, in addition to and not in lieu of any damages sustained by the Company and any other remedies which the Company may pursue hereunder or under applicable law, the Company shall have the right to equitable relief, including issuance of a temporary restraining order, preliminary injunction and/or permanent injunction by any court of competent jurisdiction, against the commission or continuation of such breach or threatened breach, without the necessity of proving any actual damages or the posting of any bond.

7. This Agreement shall terminate one (1) year after the effective date of this Agreement.

8. This Agreement shall be governed as to validity, construction, and performance by the internal laws of the State of New York, without regard to principles of conflict of laws and shall constitute the full Agreement by us with respect to Information submitted to us or any Representatives and shall supersede any and all prior agreements and understandings relating thereto. No modification or addition to any provision of this letter Agreement shall be binding unless approved in writing and signed by an officer of both our company and the Company.

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[NORTHEAST SECURITIES, INC. LOGO] OMITTED

                                         Accepted, Agreed to and Signed by:

                                         For: NORTHEAST SECURITIES, INC.

                                         By: /s/ O. Lee Tawes III
                                             --------------------
                                             O. Lee Tawes III

                                         Date: __________________

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